EXHIBIT 4.1

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

and

CLARK ACQUISITION, LLC

Issuers

THE GUARANTORS NAMED HEREIN

Guarantors

AND

U.S. Bank National Association

Trustee
___________________________________________________________

INDENTURE

Dated as of February 6, 2014

___________________________________________________________

Senior Debt Securities

TABLE OF CONTENTS(1)

1 This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

ii

iii

iv

v

CROSS-REFERENCE TABLE(2)

Section of Trust Indenture Act of 1939, as Amended	Indenture
310(a)	7.10
310(b)	7.09; 7.11
310(c)	Inapplicable
311(a)	7.14(a)
311(b)	7.14(b)
311(c)	Inapplicable
312(a)	5.02(a)
312(b)	5.02(c)
312(c)	5.02(c)
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(a); 5.04(b)
313(d)	5.04(c)
314(a)	5.03; 4.05
314(b)	Inapplicable
314(c)	15.07
314(d)	Inapplicable
314(e)	15.07
314(f)	Inapplicable
315(a)	7.01(a); 7.03
315(b)	7.02
315(c)	7.01
315(d)	7.01(b); 7.01(c)
315(e)	6.07; 7.07
316(a)	6.06 8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	15.08

2 This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

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INDENTURE, dated as of February 6, 2014, among ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Company”), Clark Acquisition, LLC, a Delaware limited liability company (together with the Company, the “Issuers”), American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), Safari Acquisition, LLC, a Delaware limited liability company (“Safari”), Tiger Acquisition, LLC (“Tiger” and together with Parent and Safari, the “Initial Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate, limited partnership or limited liability company purposes, as applicable, the Issuers and the Initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debt securities (hereinafter referred to as the “Securities”) and related guarantees, unlimited as to principal amount, to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Issuers have duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuers and the Initial Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities or of series thereof.

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01        Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in said Trust Indenture Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“Authentication Order” has the meaning given in Section 2.04.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of Parent on behalf of Parent in its own capacity and its capacity as general partner of the Company and in its capacity as the sole member of Clark, or any committee thereof duly authorized to act on behalf of such Board;

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, with respect to any series of Securities, any day other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust office is located, are authorized or obligated by law, executive order or regulation to close.

“Certificate” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of each Issuer or by a Person duly authorized to act in a similar capacity on such Issuer’s behalf. The Certificate need not comply with the provisions of Section 13.07.

“Commission” means the United States Securities and Exchange Commission.

“Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or (b) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means the corporate trust office of the Trustee at which this Indenture is currently administered located at (a) for purposes of payment and presentment of the Securities of a series, U.S. Bank National Association, EP-MN-WS2N, 60 Livingston Ave., St. Paul, MN 55107, Attention: Bondholder Services and (b) for all other purposes, U.S. Bank National Association, One Federal Street, Tenth Floor, Boston, MA 02110, Attention: Corporate Trust Services, Ref: ARC Properties Operating Partnership, L.P./Clark Acquisition, LLC or such other address as the Trustee may designate from time to time by notice to the Securityholders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Securityholders and the Issuers).

“Covenant Defeasance” has the meaning given in Section 11.02.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means any indebtedness of Parent or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, in each case, whether or not such Debt is secured by any Lien existing on any property or assets owned by Parent or any Subsidiary, (2) indebtedness secured by a Lien on any property or assets owned by Parent or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Parent or any Subsidiary as lessee that is reflected on Parent’s consolidated balance sheet as a capitalized lease in accordance with GAAP, and Debt also includes, to the extent not otherwise included, any obligation of Parent or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Parent or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Parent or any Subsidiary whenever Parent or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

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“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning given in Section 2.03.

“Depositary” means, with respect to Securities of any series, for which the Issuers shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Issuers pursuant to either Section 2.01 or 2.11.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means, with respect to Securities of a particular series any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles, as in effect as of the date of determination, as used in the United States applied on a consistent basis.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuers and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

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“Government Obligations” means, with respect to the Securities, securities that are (i) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by a custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” means any guarantee by a Guarantor of the Issuers’ obligations with respect to any series of Securities issued under this Indenture.

“Guaranteed Obligation” has the meaning set forth in Section 13.01.

“Guarantors” means, (a) American Realty Capital Partners, Inc., (b) Safari Acquisition, LLC and Tiger Acquisition, LLC (together, the “Subsidiary Guarantors”), and (c) each of Parent’s Subsidiaries to the extent designated in accordance with Section 2.01(20) as a “Guarantor” to Guarantee a particular series of Securities, until, in each case, such entity is released as a Guarantor pursuant to the terms set forth herein.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.01.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution (or Officer’s Certificate) or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issuers” means, collectively, (i) ARC Properties Operating Partnership, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware, and (ii) Clark Acquisition, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware. Subject to the provisions of Article X, the term “Issuer” shall also include each Issuer’s successors and assigns.

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“Legal Defeasance” has the meaning given in Section 11.02.

“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.

“Officer” means the Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of an Issuer or a Person duly authorized to act in a similar capacity on such Issuer’s behalf, which may include any Officer of Parent holding the foregoing titles.

“Officer’s Certificate” means a certificate signed by an Officer, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.07, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Issuers that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.07, if and to the extent required by the provisions thereof.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding”, when used with reference to Securities of any series, means, subject to the provisions of Section 8.04, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than an Issuer) or shall have been irrevocably set aside and segregated in trust by an Issuer (if such Issuer shall act as its own paying agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07; provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 6.01.

“Parent” means American Realty Capital Properties, Inc., a Maryland corporation.

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“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Responsible Officer” when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” means the debt Securities authenticated and delivered under this Indenture.

“Securityholder”, “Holder”, “holder of Securities”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Issuers kept for that purpose in accordance with the terms of this Indenture.

“Security Register” has the meaning given in Section 2.05.

“Security Registrar” has the meaning given in Section 2.05.

“Significant Subsidiary” means any Subsidiary of Parent that would be a “Significant Subsidiary” within the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more of its intermediaries, or both, by such Person.

“Subsidiary Guarantors” means, as of any date, all Subsidiaries of Parent (including the Intermediate Holdco Guarantors) that guarantee the obligations of the Issuers under this Indenture and any series of Securities in accordance with the provisions of this Indenture, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided that upon the release or discharge of such Subsidiary Guarantor from its guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

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“Trustee” means U.S. Bank National Association, and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 9.01, 9.02, and 10.01, as in effect at the date of execution of this instrument.

Section 1.02        Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)               the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)               all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)               the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)               the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6)               the masculine gender includes the feminine and the neuter; and

(7)               references to agreements and other instruments include subsequent amendments and supplements thereto.

Section 1.03        Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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Any certificate or opinion of an officer of any Issuer, or Person or Persons duly authorized to act in a similar capacity on such Issuer’s behalf, may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer, or a Person or Persons duly authorized to act in a similar capacity on such Issuer’s behalf, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

ARTICLE II
ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01        Designation and Terms of Securities.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution (and to the extent established pursuant to but not set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto:

(1)               the title of the Security of the series (which shall distinguish the Securities of the series from all other Securities);

(2)               any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series), and if such series may be reopened from time to time for the issuance of additional Securities of such series or to establish additional terms of such series;

(3)               the date or dates on which the principal of the Securities of the series is payable and the place(s) of payment;

(4)               the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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(5)               the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date or other method for the determination of holders to whom interest is payable on any such Interest Payment Dates;

(6)               the right, if any, to extend the interest payment periods and the duration of such extension;

(7)               the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Issuers;

(8)               the obligation, if any, of the Issuers to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)               the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(10)           if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the Securities of the series shall be issuable;

(11)           any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that series;

(12)           whether the Securities are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(13)           whether the Securities will be convertible into and/or exchangeable for shares of common stock or other securities of the Issuers and, if so, the terms and conditions upon which such Securities will be so convertible, including the conversion price and the conversion period, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(14)           if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

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(15)           any additional or different Events of Default or restrictive covenants provided for with respect to the Securities of the series;

(16)           if applicable, that the Securities of the series, in whole or in specified part, shall be defeasible pursuant to Section 11.02 and, if other than by a Board Resolution, the manner in which any election by the Issuers to defease such Securities shall be evidenced;

(17)           if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable or may be payable at the election of the Issuers or a Holder thereof, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate (for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01) between the currency or currencies, currency unit or currency units in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or currency units in which such Securities are to be so payable.

(18)           the terms and conditions, if any, upon which the Issuers shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the Securities of the series to any Securityholder that is not a United States person for federal tax purposes;

(19)           any restrictions on transfer, sale or assignment of the Securities of the series;

(20)           the Guarantors, if any, of the Securities of the series, and the extent of the Guarantees (including provisions relating to seniority, subordination and the release of the Guarantors), if any, and any additions or changes to permit or facilitate Guarantees of such Securities; and

(21)           if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or Officer’s Certificate or in any indentures supplemental hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution and set forth therein, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of any Issuer or by a Person duly authorized to act in a similar capacity on such Issuer’s behalf, and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. Notwithstanding Section 2.01(2) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

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Section 2.02        Form of Securities and Trustee’s Certificate.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as established in a Board Resolution and as set forth in an Officer’s Certificate. The Securities may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuers may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

Section 2.03        Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities and in the denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, subject to Section 2.01(10). The Securities of a particular series shall bear interest payable on the dates and at the rates specified or provided for with respect to that series. Except as contemplated by Section 2.01(17), the principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in U.S. dollars, upon presentment of such Securities at the office or agency of the Issuers maintained for that purpose, or such other office designated by the Issuers or the Trustee for that purpose (which shall be the Corporate Trust Office), in the Borough of Manhattan, the City and State of New York or such other office designated by the Issuers or the Trustee; provided, however, that at the option of the Issuers payment of interest may be made (1) by wire transfer of funds to such Person at an account maintained within the United States of America or (2) if no wire is provided, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Each Security shall be dated the date of its authentication by the Trustee. Except as contemplated by Section 2.01(4), interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. Except as contemplated by Section 2.01(5), the interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03. Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuers, at their election, as provided in clause (1) or clause (2) below:

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(1)               The Issuers may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such special record date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(2)               The Issuers may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Unless otherwise set forth in a Board Resolution or Officer’s Certificate or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term “regular record date” as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day. Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

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Section 2.04        Execution and Authentication.

The Securities shall be signed on behalf of each Issuer by an Officer. Signatures may be in the form of a manual, electronic or facsimile signature. An Issuer may use the signature of any Person who shall have served in any of the above capacities, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to act in such capacity. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. A Security shall not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture, At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with a written order of the Issuers (an “Authentication Order”) for the authentication and delivery of such Securities, signed by an Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to any Bankruptcy Law or other insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law). The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.05        Registration of Transfer and Exchange.

(a)                Securities of any series may be exchanged upon presentation thereof at the Corporate Trust Office or such other office or agency of the Issuers designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Issuers, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Issuers shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)               The Issuers shall keep, or cause to be kept, at the Corporate Trust Office or such other office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Issuers, a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”). Upon surrender for transfer of any Security at the office or agency of the Issuers designated for such purpose, the Issuers shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount. All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Issuers or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Issuers or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

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(c)                No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer. The Issuers shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof.

Section 2.06        Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuers. Every temporary Security of any series shall be executed by the Issuers and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Issuers will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Issuers designated for the purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Issuers, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Issuers advise the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Issuers. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

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Section 2.07        Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Issuers (subject to the next succeeding sentence) shall execute, and upon the Issuers’ request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of an officer of each the Issuers (or any other Person duly authorized to act in a similar capacity on such Issuer’s behalf). Upon the issuance of any substituted Security, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuers may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Issuers and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuers and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof. Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Issuers whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08        Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuers or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Issuers at the time of such surrender, the Trustee shall deliver to the Issuers canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Issuers. If the Issuers shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

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Section 2.09        Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

Section 2.10        Authenticating Agent.

So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuers and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuers. The Trustee may at any time (and upon request by the Issuers shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuers. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuers. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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Section 2.11        Global Securities.

(a)                If the Issuers shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Issuers shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that

(1)               shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all or a portion of the Outstanding Securities of such series,

(2)               shall be registered in the name of the Depositary or its nominee,

(3)               shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and

(4)               shall bear a legend substantially to the following effect: “Except as provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, another nominee thereof or by a nominee thereof to the Depositary or another nominee of Depositary or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.”

(b)               Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to the Depositary for such series, another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuers or to a nominee of such successor Depositary.

(c)                If at any time the Depositary for a series of the Securities notifies the Issuers that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuers within 90 days after each of the Issuers has received such notice or has become aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Issuers will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuers may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Issuers will execute and subject to Section 2.05, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuers, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

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ARTICLE III
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 3.01        Redemption.

The Issuers may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

Section 3.02        Notice of Redemption.

(a)                In case the Issuers shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with the right reserved so to do, the Issuers shall, or shall cause the Trustee to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register unless a shorter period is specified in the Securities to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made upon presentation and surrender of such Securities at the office or agency designated by the Issuers for such purposes in the Borough of Manhattan, the City and State of New York, or such other location designated by the Issuers or the Trustee for such purposes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue, that the redemption is for a sinking fund, if such is the case, and the CUSIP number of the Securities and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in the notice or printed on the Securities. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed. In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b)               If less than all the Securities of a series are to be redeemed, the Issuers shall give the Trustee at least 45 days’ notice (unless a shorter period is satisfactory to the Trustee) in advance of the date of delivery of the notice of redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select in a manner that complies with the requirements, if any, of any applicable stock exchange or which the Securities are listed and that the Trustee deems appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to two thousand U.S. dollars ($2,000) or any integral multiple of one thousand U.S. dollars ($1,000) in excess thereof) of the principal amount of such Securities of a denomination larger than $2,000, the Securities to be redeemed and shall thereafter promptly notify the Issuers in writing of the numbers of the Securities to be redeemed, in whole or in part. The Issuers may, if and whenever they shall so elect, by delivery of instructions signed on behalf of each of the Issuers by an Officer, instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Issuers or its own name as the Trustee or such paying agent as it may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Issuers shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

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Section 3.03        Payment Upon Redemption.

(a)                If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Issuers shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

(b)               Upon presentation of any Security of such series that is to be redeemed in part only, the Issuers shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Issuers, a new Security of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04        Sinking Fund.

The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

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Section 3.05        Satisfaction of Sinking Fund Payments with Securities.

The Issuers

(1)               may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and

(2)               may apply as a credit Securities of a series that have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.06        Redemption of Securities for Sinking Fund.

Not less than 35 days (unless a shorter period is satisfactory to the Trustee) prior to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officer’s Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE IV
COVENANTS

Section 4.01        Payment of Principal, Premium and Interest.

The Issuers will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of each series at the time and place and in the manner provided herein and established with respect to such Securities.

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Section 4.02        Maintenance of Office or Agency.

So long as any series of the Securities remain Outstanding, the Issuers agree to maintain an office or agency for purposes of presentment and surrender for payment of the Securities in the Borough of Manhattan, the City and State of New York, the Corporate Trust Office or such other office designated by the Issuers for such purpose and for all other purposes in St. Paul, Minnesota, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Securities of that series may be presented for payment, (ii) Securities of that series may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Issuers shall, by written notice signed by an Officer, and delivered to the Trustee, designate some other office or agency in the Borough of Manhattan, the City and State of New York for such purposes or any of them. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City and State of New York, or such other location designated by the Issuers, for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03        Paying Agents.

(a)                If the Issuers shall appoint one or more paying agents for all or any series of the Securities, other than the Trustee, the Issuers will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)               that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Issuers or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(2)               that it will give the Trustee notice of any failure by the Issuers (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

(3)               that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

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(4)               that it will perform all other duties of paying agent as set forth in this Indenture.

(b)               If the Issuers shall act as their own paying agent with respect to any series of the Securities, they will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Issuers shall have one or more paying agents for any series of Securities, they will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Issuers will promptly notify the Trustee of this action or failure so to act.

(c)                Notwithstanding anything in this Section to the contrary,

(1)               the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and

(2)               the Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Issuers or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuers or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Section 4.04        Appointment to Fill Vacancy in Office of Trustee.

The Issuers, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05        Statement by Officers as to Default.

Within 120 days after the close of each fiscal year, the Issuers shall deliver to the Trustee an Officer’s Certificate stating whether or not the Officer has knowledge of any default under this Indenture, and if so, specifying each default and the nature and status thereof.

Section 4.06        Maintenance of Properties.

Each of Parent and the Issuers shall cause each of its material properties used or useful in the conduct of its business or the business of any Subsidiary of Parent to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require it to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that Parent and its Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

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Section 4.07        Insurance.

Parent shall, and shall cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance with financially sound and reputable carriers in such amounts and covering all risks as shall be customary in the industry, in accordance with prevailing market conditions and availability.

Section 4.08        Payment of Taxes and Other Claims.

Parent shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on each of Parent or any of its Subsidiaries or upon the income, profits or property of each of Parent or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any Subsidiary; provided, that Parent shall not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which it is contesting in good faith through appropriate proceedings and for which it has established adequate reserves in accordance with GAAP.

Section 4.09        Existence.

Except as permitted under Article X, each of Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all material rights (by charter, bylaws or other governing document and statute) and all material franchises; provided, that neither Parent nor the Issuers shall be required to preserve any right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

ARTICLE V
SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUERS AND THE TRUSTEE

Section 5.01        Issuers to Furnish Trustee Names and Addresses of Securityholders.

The Issuers will furnish or cause to be furnished to the Trustee

(1)               not more than 15 days after each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Issuers shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuers; and

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(2)               at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

Section 5.02        Preservation Of Information; Communications With Securityholders.

(a)                The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b)               The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)                Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

Section 5.03        Reports by the Issuers.

Each Issuer covenants and agrees to provide (which delivery may be via electronic mail) to the Trustee, within 15 days after the Issuer files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that such Issuer files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, neither Issuer shall be required to deliver to the Trustee any materials for which such Issuer has sought and received confidential treatment by the Commission; and provided further, so long as such filings by the Issuer are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), such filings shall be deemed to have been filed with the Trustee for purposes of this Section 5.03 without any further action required by the Issuer, provided, however, that the Trustee shall have no obligation whatsoever to determine if such filing has been so made. Each Issuer will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Section 5.04        Reports by the Trustee.

(a)                On or before August 31 in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding June 30, if and to the extent required under Section 313(a) of the Trust Indenture Act.

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(b)               The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c)                A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each Issuer, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Issuers agree to notify the Trustee when any Securities become listed on any stock exchange.

ARTICLE VI
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01        Events of Default.

(a)                Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)               the Issuers default in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Issuers in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2)               the Issuers default in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, or, by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(3)               any Issuer or any Guarantor fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.01 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) which continues for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Issuers by the Trustee, by registered or certified mail, or to the Issuers and the Trustee by the holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

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(4)               the Guarantee of any Guarantor ceases to be in full force and effect or such Guarantor denies or disaffirms in writing its obligations under this Indenture or its Guarantee;

(5)               default under any bond, debenture, note or other evidence of indebtedness for money borrowed by Parent or any of its Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Parent or any of its Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million, whether the indebtedness exists at the date of the Indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

(6)               Parent, an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property or

(iv)	makes a general assignment for the benefit of its creditors;

(7)               a court of competent jurisdiction enters an order under any Bankruptcy Law that

(i)	is for relief against Parent, an Issuer or any Significant Subsidiary in an involuntary case,

(ii)	appoints a Custodian of Parent, an Issuer or any Significant Subsidiary or for all or substantially all of its property, or

(iii)	orders the liquidation of Parent, an Issuer or any Significant Subsidiary, and the order remains unstayed and in effect for 90 days; or

(8)               any other Event of Default provided as contemplated by Section 3.01 with respect to Securities of that series.

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(b)               If any Event of Default (other than an Event of Default in clause (6) and (7) of Section 6.01(a) hereof) occurs and is continuing, in each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Issuers (and to the Trustee if given by such Securityholders), may declare the principal amount of (and premium, if any, on) and accrued and unpaid interest on all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable; provided that if an Event of Default in clause (6) and (7) of Section 6.01(a) hereof occurs, the principal amount of (and premium, if any, on) and accrued and unpaid interest on all the Securities of that series shall be due and payable without any declaration or other act by or on the part of the Trustee or Securityholders of that series.

(c)                At any time after the principal of the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series then Outstanding hereunder, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(1)               the Issuers have paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any) any and all Securities of that series that shall have become due otherwise than solely as a result of acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07, and

(2)               any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)               In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Issuers, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers and the Trustee shall continue as though no such proceedings had been taken.

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Section 6.02        Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                Each of the Issuers covenants that

(1)               in case it shall default in the payment of any installment of interest on any of the Securities of a series, as and when the same shall have become due and payable, and such default shall have continued for a period of 90 days, or

(2)               in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration, pursuant to any sinking or analogous fund established with respect to that series or otherwise, then, upon demand of the Trustee, such Issuer will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.07.

(b)               If an Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against such Issuer or other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of such Issuer or other obligor upon the Securities of that series, wherever situated.

(c)                In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting an Issuer, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by such Issuer under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by such Issuer after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.07; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.07.

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(d)               All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.07, be for the ratable benefit of the holders of the Securities of such series. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.03        Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

THIRD: To the payment of the remainder, if any, to the Issuers or any other Person lawfully entitled thereto.

Section 6.04        Limitation on Suits.

No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any proceedings, judicial or otherwise, upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)               such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided;

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(2)               the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

(3)               such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(4)               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

(5)               during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request. Notwithstanding anything contained herein to the contrary, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05        Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)                Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)               No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

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Section 6.06        Control by Securityholders.

The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with Section 8.01, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section 8.01. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, determined in accordance with Section 8.01, may on behalf of the holders of all of the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee in accordance with Section 6.01(c)) or in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the holder of each Outstanding Security affected by the default. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Issuers, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07        Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

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ARTICLE VII
CONCERNING THE TRUSTEE

Section 7.01        Certain Duties and Responsibilities of Trustee.

(a)                The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived) and is known to a Responsible Officer of the Trustee, the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)               prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred: the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(2)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

(3)               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series;

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(4)               none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it; and

(5)               if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event.

Section 7.02        Notice of Defaults.

If a Default occurs hereunder with respect to Securities of any series and is known to a Responsible Officer of the Trustee, the Trustee shall give the holders of Securities of such series notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in clause (3) of Section 6.01(a) with respect to Securities of such series, no such notice to holders shall be given until at least 30 days after the occurrence thereof; provided, further, that, that except in the case of a Default in the payment of the principle of, or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders.

Section 7.03        Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)                The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               Any request, direction, order or demand of an Issuer mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of such Issuer, by an Officer (unless other evidence in respect thereof is specifically prescribed herein);

(c)                The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)               The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Securities (that has not been cured or waived) to exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

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(e)                The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)                The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Securities of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Issuers or, if paid by the Trustee, shall be repaid by the Issuers upon demand;

(g)               The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h)               In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to any Securities of a series, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default referencing this Indenture and the series of Securities and stating that it is a “Notice of Default” shall have been given to the Trustee by the any Issuer or by any Securityholder of the Securities.

Section 7.04        Trustee Not Responsible for Recitals or Issuance or Securities.

(a)                The recitals contained herein and in the Securities shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.

(b)               The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)                The Trustee shall not be accountable for the use or application by the Issuers of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

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Section 7.05        May Hold Securities.

The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

Section 7.06        Moneys Held in Trust.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuers to pay thereon.

Section 7.07        Compensation and Reimbursement.

(a)                Each of the Issuers covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as such Issuer, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (as trustee and in other capacity hereunder) in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. Each of the Issuers also covenants to indemnify the Trustee in all its capacities under the Indenture (and its officers, agents, directors and employees) for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or in any other capacity under the Indenture, including the costs and expenses of defending itself against any claim of liability in the premises.

(b)               The obligations of the Issuers under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any Authenticating Agent incur expenses or render services after an Event of Default specified in Section 6.01, clause (6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

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Section 7.08        Reliance on Officer’s Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.09        Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuers shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

Section 7.10        Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 100 million U.S. dollars ($100,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuers may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with an Issuer, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

Section 7.11        Resignation and Removal; Appointment of Successor.

(a)                The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities of one or more series by giving written notice thereof to the Issuers and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders of such series, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee with respect to Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(b)               In case at any time any one of the following shall occur:

(1)               the Trustee shall fail to comply with the provisions of Section 7.09 after written request therefor by the Issuers or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(2)               the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Issuers or by any such Securityholder; or

(3)               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuers may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless, in the case of a failure to comply with Section 7.09, the Trustee’s duty to resign is stayed as provided in the penultimate paragraph of Section 310(b) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Issuers and may appoint a successor Trustee for such series with the consent of the Issuers.

(d)               Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.12.

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(e)                Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.12        Acceptance of Appointment By Successor.

(a)                In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)               In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which

(1)               shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates,

(2)               shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and

(3)               shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Issuers or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

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(c)                Upon request of any such successor trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)               No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e)                Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuers shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Issuers fail to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Issuers.

Section 7.13        Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.09 and eligible under the provisions of Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.14        Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

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ARTICLE VIII
CONCERNING THE SECURITYHOLDERS

Section 8.01        Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing, or may be embodied in and evidenced by the record of holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Securityholders of Securities of such series duly called and held in accordance with the provisions of Article XII, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. If the Issuers shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuers may, at their option, as evidenced by an Officer’s Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02        Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)               The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

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(c)                The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.03        Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Issuers, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Issuers as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Issuers nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 8.04        Certain Securities Owned by Issuers Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Issuers or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Issuers or any other obligor on the Securities of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05        Actions Binding on Future Securityholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Trustee and the holders of all the Securities of that series.

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ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01        Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Issuers and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

(1)               to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action shall not adversely affect the interests of holders of Securities of any series in any material respect;

(2)               to comply with Article X;

(3)               to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)               to add to the covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the benefit of the holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power herein conferred upon the Issuers;

(5)               to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities (prior to the issuance thereof), as herein set forth;

(6)               to make any change or eliminate any provision herein; provided that any such change or elimination does not apply to any Outstanding Securities of a series that are entitled to the benefit of such provision;

(7)               to secure the Securities or add a Guarantor;

(8)               to evidence the release of any Subsidiary Guarantor pursuant to the requirements of Section 13.07;

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(9)               to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities;

(10)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12;

(11)           to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of Securities of any series of notes; provided, however, that this action shall not adversely affect the interests of the holders of the Securities of any series in any material respect;

(12)           to comply with any requirements of the Commission or any successor in connection with the qualification of this Indenture under the Trust Indenture Act; or

(13)           to provide for the issuance of additional Securities of any series in accordance with the terms of the Indenture and the Securities of such series.

The Trustee is hereby authorized to join with the Issuers in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Issuers and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02        Supplemental Indentures With Consent of Securityholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures (voting or separate classes) at the time Outstanding, the Issuers, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby:

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(1)               change the stated maturity of the principal of, or any installment of principal of or interest (or premium, if any) on, any Security, or reduce the principal amount thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the Securityholder of such security (or reduce the amount of premium payable upon any repayment), or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 or change the place of payment, or the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment); or

(2)               reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture; or

(3)               modify any of the provisions of this Section or Section 6.06 relating to waivers of default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.12 and 9.01(8); or

(4)               release Parent from its guarantee of any series of Securities for which Parent is a Guarantor.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series. It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03        Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 9.04        Securities Affected by Supplemental Indentures.

Securities of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Issuers, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuers, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

Section 9.05        Execution of Supplemental Indentures.

Upon the request of the Issuers, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Issuers in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, may receive an Officer’s Certificate or an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Officer’s Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture or Officer’s Certificate that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X
SUCCESSOR ENTITY

Section 10.01    Merger, Consolidation and Sale of Assets.

(a)                Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, Parent or an Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

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(1)               (i) Parent or such Issuer, as applicable, shall be the continuing entity, or (ii) the successor entity (if other than Parent or such Issuer, as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on each series of the notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(2)               immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)               an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.

(b)               Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, the Parent shall not permit any Subsidiary Guarantor to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity unless the following conditions are met:

(1)               (i) such Subsidiary Guarantor shall be the continuing entity, or (ii) the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the notes or its guarantee, as applicable; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to Parent or an affiliate of Parent), whether through a merger, consolidation or sale of capital stock or has sold, leased or converted all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

(2)               immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)               an Officer’s Certificate and an Opinion of Counsel covering these conditions shall be delivered to the Trustee.

Section 10.02    Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease or conveyance of all or substantially all of the assets of the Parent, an Issuer or a Guarantor in accordance with Section 10.01 hereof, the successor corporation formed by such consolidation or into or with which Parent, such Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease or conveyance is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease or conveyance, the provisions of this Indenture referring to Parent, such Issuer or such Guarantor, as applicable, shall refer instead to the successor corporation and not to Parent, such Issuer or such Guarantor, as applicable), and may exercise every right and power of Parent, such Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as Parent, an Issuer or a Guarantor, as applicable, herein; provided, that a predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on such series of Securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 10.01 hereof.

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Section 10.03    Evidence of Consolidation, Etc. to Trustee.

The Trustee, subject to the provisions of Section 7.01, may receive an Officer’s Certificate and Opinion of Counsel as conclusive evidence that any such consolidation or merger, or sale, assignment, transfer or conveyance, and any such assumption, comply with the provisions of this Article.

ARTICLE XI
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.01    Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect with respect to a series of Securities (except as to any surviving rights of registration of transfer or exchange of such series of Securities herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(1)               either (A) all Securities of that series theretofore authenticated and delivered (other than (i) any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money or noncallable Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 11.05) have been delivered to the Trustee for cancellation; or (B) all Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable by maturity, the giving of a notice of redemption or otherwise, or (ii) will by their terms become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuers shall deposit or cause to be deposited with the Trustee as trust funds in trust for the purpose (x) moneys in an amount, or (y) noncallable Governmental Obligations the scheduled principal of and interest on which in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (z) a combination thereof, sufficient, in the case of (y) or (z) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, at maturity or upon redemption, all Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

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(2)               the Issuers have paid or caused to be paid all other sums payable hereunder with respect to such series by the Issuers; and

(3)               the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (y) of clause (1) of this Section, the obligations of the Trustee under Sections 11.03 and 11.05 shall survive.

Section 11.02    Defeasance.

The Issuers may, at their option and at any time (including notwithstanding the exercise by the Issuers of a Covenant Defeasance (as defined herein)), elect to have any and all their obligations discharged (and have the Guarantors be discharged from) with respect to a series of the Securities (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such series of Securities, except for (a) the rights of holders to receive payments in respect of the principal of (and premium, if any) and interest on the Securities when such payments are due solely from the trust fund described in this Section, (b) the Issuers’ obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of Securities of such series, (c) the Issuers’ obligations with respect to such series of Securities concerning issuing temporary Securities, registration of transfer or exchange of such series of Securities, mutilated, destroyed, lost or stolen Securities of such series and the maintenance of an office or agency for payments, (d) the rights, powers, trust, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith and (e) the Legal Defeasance provisions of this Indenture. In addition, the Issuers may, at their option and at any time, elect to have any and all their obligations released and to have the Guarantors obligations be released with respect to covenants provided with respect to such series of Securities under Section 2.01(15), 4.06, 4.07, 4.08 and 4.09 of this Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such series of Securities. In the event of Covenant Defeasance, those events described under Section 6.01(a) with respect to the foregoing covenants will no longer constitute an Event of Default with respect to such series of Securities.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)               the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such series, (A) cash in U.S. dollars in an amount, or (B) Governmental Obligations the scheduled principal of and interest on which in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the case of (B) or (C) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, at maturity or upon redemption, the principal of (and premium, if any) and interest on such series of Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

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(2)               in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(5)               the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(6)               if such series of Securities is to be redeemed prior to final maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 11.03    Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.02 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including an Issuer acting as its own paying agent), to the holders of the particular series of Securities for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

If, after a deposit referred to in Section 11.02(1) has been made with respect to any series of Securities, (1) the holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 2.01 or the terms of such Security to receive payment in a currency or currency unit or composite currency other than that in which the deposit pursuant to Section 11.02(1) has been made in respect of such Security or (2) a Conversion Event occurs in respect of the currency or currency unit or composite currency in which the deposit pursuant to Section 11.02(1) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit or composite currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit or composite currency in effect on the second Business Day prior to each payment date.

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Section 11.04    Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuers, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 11.05    Repayment to Issuers.

Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by an Issuer, in trust for payment of principal of (or premium, if any) or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned property law, shall be repaid to the Issuers on May 31 of each year or (if then held by an Issuer) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers for the payment thereof as an unsecured general creditor, unless an abandoned property law designates another Person.

Section 11.06    Reinstatement.

If the Trustee (or other qualifying trustee or any paying agent appointed as provided herein) is unable to apply any moneys or Government Obligations in accordance with this Article 11 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee or paying agent) is permitted to apply all such moneys and Government Obligations in accordance with this Article 11; provided, however, that if the Issuers make any payment of the principal of or premium, if any, or interest if any, on the Securities of such series following the reinstatement of its obligations as aforesaid, the Issuers shall be subrogated to the rights of the Securityholders to receive such payment from the funds held by the Trustee (or other qualifying trustee or paying agent).

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ARTICLE XII
MEETINGS OF SECURITYHOLDERS OF SECURITIES

Section 12.01    Purposes For Which Meetings May Be Called.

A meeting of Securityholders of Securities of any series may be called at any time and from time to time pursuant to this Article XII to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Securityholders of Securities of such series.

Section 12.02    Call, Notice and Place of Meetings.

(a)                The Trustee may at any time call a meeting of Securityholders of Securities of any series for any purpose specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Securityholders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 5.02, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)               In case at any time the Issuers, pursuant to a Board Resolution, or the holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Securityholders of Securities of such series for any purpose specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Securityholders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 12.02.

Section 12.03    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Securityholders of Securities of any series, a Person shall be (a) a Securityholder of one or more Outstanding Securities of such series or (b) a Person appointed by an instrument in writing as proxy for a Securityholder or Securityholders of one or more Outstanding Securities of such series by such Securityholder or Securityholders. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuers and their counsel.

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Section 12.04    Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Securityholders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Securityholders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02(b), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Securityholders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Securityholders of Securities of any series duly held in accordance with this Section 12.04 shall be binding on all the Securityholders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 12.04, if any action is to be taken at a meeting of Securityholders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Securityholders of such series and one or more additional series:

(1)               there shall be no minimum quorum requirement for such meeting and

(2)               the principal amount of the Outstanding Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

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Section 12.05    Determination of Voting Rights, Conduct and Adjournment of Meetings.

(a)                Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspector of elections, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02.

(b)               The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuers or by Securityholders of Securities as provided in Section 12.02(b), in which case the Issuers or the Securityholders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)                At any meeting each holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a holder of a Security of such series or proxy.

(d)               Any meeting of Securityholders of Securities of any series duly called pursuant to Section 12.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 12.06    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Securityholders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Securityholders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.

The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Securityholders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02 and, if applicable, Section 12.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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ARTICLE XIII
Guarantees

Section 13.01    Guarantees.

If Guarantees have been provided for any particular series of Securities pursuant to Section 2.01, each applicable Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each holder of Securities of such series, to the Trustee and its successors and assigns: (a) the full and punctual payment of all of the principal of, and any premium and interest on, the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities of such series; and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture with respect to the Securities of such series and under the Securities of such series (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article XIII notwithstanding any extension or renewal of any Guaranteed Obligation.

In addition, if Guarantees have been provided pursuant to Section 2.01 for a particular series of Securities, each applicable Guarantor waives: (1) presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for non-payment; and (2) notice of any default under the Securities of such series or the Guaranteed Obligations, and agrees that the holders of such Securities may exercise their rights of enforcement under its Guarantee without first exercising their rights of enforcement directly against the Issuers. The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any holder or the Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, each applicable Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

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If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, and except as expressly set forth in Sections 13.02 and 13.06, the obligations of each applicable Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Securityholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, each applicable Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or premium or interest on, any Guaranteed Obligation is rescinded or must otherwise be restored by any holder of Securities or the Trustee upon the bankruptcy or reorganization of an Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Securityholder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of, or premium or interest on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Securityholders or the Trustee an amount equal to the sum of: (1) the unpaid amount of such Guaranteed Obligations; (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law); and (3) all other monetary Guaranteed Obligations of the Issuers to the Securityholders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Securityholders and the Trustee, on the other hand: (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, each applicable Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by the Trustee or any Securityholder in enforcing any rights under this Section.

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Section 13.02    Execution and Delivery.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, to evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture and any applicable indenture supplemental hereto shall be executed in the name and on behalf of such Guarantor by the manual, electronic or facsimile signature of its Chief Executive Officer, President, one of its Vice Presidents, its Treasurer or a Person duly authorized to act in a similar capacity on such Guarantor’s behalf. If the Person whose signature is on this Indenture and any applicable indenture supplemental hereto no longer holds that office at the time the Trustee authenticates the Securities, the Guarantee shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.03    Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, or the applicable supplemental indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 13.04    Successors and Assigns.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, this Article XIII shall be binding upon each Guarantor so providing a Guarantee with respect to such series and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in such series of Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 13.05    No Waiver.

Neither a failure nor a delay on the part of the Trustee or the Securityholders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Securityholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article XIII or this Indenture at law, in equity, by statute or otherwise.

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Section 13.06    Modification.

No modification, amendment or waiver of any provision of this Article XIII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 13.07    Release of Guarantor.

A Subsidiary Guarantor will be automatically released and relieved from all its obligations under its guarantee in the following circumstances:

(1)               upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Parent or any of its Subsidiaries), as permitted in Article X;

(2)               upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Parent or any of its Subsidiaries), as permitted in Article X; or

(3)               if at any time when no default has occurred and is continuing with respect to the notes, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) any other Debt of the Issuers or any Guarantor.

Parent shall not be released from its guarantee of any series of Securities so long as any Securities of such series remain outstanding.

Section 13.08    Contribution.

If Guarantees have been provided for a particular series of Securities pursuant to Section 2.01, each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations with respect to such series to a contribution from each other Guarantor, if any, so providing a Guarantee with respect to such series of Securities, in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors so providing a Guarantee with respect to such series of Securities at the time of such payment determined in accordance with U.S. Generally Accepted Accounting Principles.

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ARTICLE XIV
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01    No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director, employee, member or partner, past, present or future as such, of an Issuer or Guarantor or of any predecessor or successor entity, either directly or through such Issuer or Guarantor or any such predecessor or successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of an Issuer or of any predecessor or successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director, employee, member or partner as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XV
MISCELLANEOUS PROVISIONS

Section 15.01    Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of an Issuer shall bind its successors and assigns, whether so expressed or not.

Section 15.02    Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of an Issuer or any Person authorized to act in a similar capacity on its behalf shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any entity that shall at the time be the lawful successor of such Issuer.

Section 15.03    Surrender of Issuer Powers.

Any of the Issuers by instrument in writing executed by authority the Board of Directors and delivered to the Trustee may surrender any of the powers reserved to such Issuer, and thereupon such power so surrendered shall terminate both as to the Issuer and as to any successor company.

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Section 15.04    Notices.

Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuers may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Issuers with the Trustee), as follows: ARC Properties Operating Partnership, L.P., 405 Park Avenue, New York, New York 10022, Attn: Secretary. Any notice, election, request or demand by an Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 15.05    Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

Section 15.06    Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 15.07    Compliance Certificates and Opinions.

(a)                Except with regard to the initial issuance of a series of notes hereunder, upon any application or demand by an Issuer to the Trustee to take any action under any of the provisions of this Indenture, such Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)               Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include

(1)               a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(3)               a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.08    Payments on Business Days.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 15.09    Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 15.10    Counterparts.

This Indenture may be executed in any number of counterparts (including by electronic or facsimile transmission), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.11    Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ISSUERS:

ARC Properties Operating Partnership, L.P.

By:	American Realty Capital Partners, Inc., its general partner

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Clark Acquisition, LLC

By:	American Realty Capital Partners, Inc., its sole member
By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Base Indenture]

GUARANTORS:

American Realty Capital Partners, Inc.

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Safari Acquisition, LLC

By:	American Realty Capital Partners, Inc., its sole member

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Tiger Acquisition, LLC

By:	American Realty Capital Partners, Inc., its sole member

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Base Indenture]